SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

CHINA VOICE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53366	16-1680725
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

327 Plaza Real, Suite 319, Boca Raton, Florida 33432

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (561) 394-2482

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Contract

Effective as of May 28, 2010, Flint Telecom Group, Inc. (Flint) executed a settlement agreement with China Voice Holding Corp. (CHVC) whereby CHVC has agreed to, among other things, cancel and terminate any and all rights it has under its $7,000,000 promissory note issued by Flint (the “Note”) and the Series C Preferred Shares of Flint (the “Preferred Shares”), including the repayment of any and all principal amounts  underneath the Note and the Preferred Shares, and to return 15,800,000 shares of Flint’s common stock to Flint (thereby keeping 5,200,000 shares of common stock).  In exchange Flint has agreed to pay a total of $1,520,242 to CHVC through installment payments over a period commencing August 31, 2010 and ending May 31, 2011 and abandon its claim to 15,000,000 shares of CHVC’s common stock.  Flint will also transfer back to CHVC certain telecom subsidiaries operating in the State of Florida that were previously sold to Flint.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VOICE HOLDING CORP.

By:/s/ Bill Burbank

Bill Burbank, CEO

Dated: June 3, 2010